Exhibit 5.1

San Francisco

1 Bush Street

San Francisco, CA 94104

T +1 (415) 400-2200

freshfields.us

February 12, 2026

Arteris, Inc.

900 E. Hamilton Ave., Suite 300

Campbell, CA 95008

Ladies and Gentlemen,

Arteris, Inc., a Delaware corporation (the Company), has filed with the Securities and Exchange Commission (the Commission) a Registration Statement on Form S-8 (the Registration Statement) for the purpose of registering under the Securities Act of 1933, as amended (the Securities Act), an aggregate of 4,259,531 shares of its common stock, par value $0.001 per share (the Securities), issuable under the Company’s 2021 Incentive Award Plan (the 2021 Plan), 2021 Employee Stock Purchase Plan (the ESPP), and Amended and Restated 2022 Employment Inducement Incentive Plan (the Inducement Plan, and together with the 2021 Plan and the ESPP, the Plans).

We, as the Company’s counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vi) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion, as of the date hereof, the Securities have been duly authorized and, when and to the extent issued, delivered and paid for in accordance with the Plans, the Securities will be validly issued, fully paid and non-assessable.

We are members of the Bars of the States of California and New York and the foregoing opinion is limited to the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Freshfields US LLP